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                                                                  EXHIBIT 10.70



                              EMPLOYMENT AGREEMENT


         This Agreement is made effective as of the 15th day of May, 1995 (the "Effective Date"), between PACIFIC INTERNATIONAL SERVICES CORP. ("PISC"), a California corporation, and RICHARD BAUMAN ("Employee").

         The parties hereby agree as follows:

         1.      Employment.

                 (a) PISC hereby employs Employee in the capacity of Vice President, Secretary and Chief Financial Officer for a term of two (2) years, commencing on the Effective Date hereof and terminating on May 14, 1997, subject to earlier termination as hereinafter provided.

                 (b) During the entire term of this Agreement, Employee shall devote such time, energies, and skills to the management of PISC's business as may be reasonably necessary to carry out his duties hereunder.

                 (c) In the course of Employee's employment, it is anticipated that Employee may, from time to time, be allowed access to confidential records owned by PISC and used in the course of this business. During Employee's employment by PISC and thereafter, Employee shall not directly or indirectly disclose or use any such information, except as required in the course of such employment. All records, files, documents, and the like, relating to PISC's business, which Employee shall prepare or use, or come into contact with, shall be and remain PISC's sole property.

         2.   Salary.

         During the term of this Agreement, PISC shall pay to Employee a monthly salary of Ten Thousand Dollars ($10,000), payable in bi-weekly or in such other installments on the payroll dates established for PISC's senior level employees, all payments being subject to the deduction of such payroll taxes and similar assessments as required by law.

         3.      Bonus and Stock Option.

                 (a) In addition to the salary provided in Paragraph 2 hereof, Employee shall be eligible for any discretionary bonuses awarded by the Board of Directors of PISC.

                 (b) PISC shall reimburse Employee from time to time for all reasonable travel and entertainment expenses incurred in connection with the performance of Employee's duties under this Agreement upon submission to PISC of reasonably sufficient supporting vouchers.
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         4.      Benefits.

         PISC will provide Employee with the following benefits and perquisites:

                 (a)      The use of one PISC owned vehicle;

                 (b)      The use of an apartment in Honolulu, Hawaii;

                 (c) An allowance of $800.00 per month to be used for travel to Employee's home in Illinois.

         5.       Vacations.

         Employee shall be entitled to paid vacation of four (4) weeks annually, which may be taken at such times during the year which are mutually satisfactory to the President of PISC and to Employee.

         6.      Termination.

         This Agreement shall terminate upon the occurrence of any of the following:

                 (a)      The expiration of the term provided for in Paragraph
                          1;

                 (b)      The death of Employee;

                 (c) The permanent disability of Employee, as defined in Paragraph 8; or

                 (d) For cause, at the option of PISC, as provided for in Paragraph 7.

         However, nothing contained in this paragraph shall be construed to abrogate the payment by PISC to Employee or Employee's personal representative, or Employee's heirs, as the case may be, of any benefit which accrued prior to termination.

         7.      Termination for Cause.

         PISC may terminate this Agreement at any time:

                 (a) in the event that Employee is charged by any federal, state or local authority with:

                (i)     Any act constituting a felony involving moral turpitude;

                (ii)    Narcotics addiction;




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                          (iii)   Habitual intemperance; or

                          (iv)    Any act of dishonesty against PISC

and Employee is either convicted or pleads guilty or nolo contendere to such charge or,

                 (b) In the event the Employee has committed an act of willful misconduct which has a material adverse effect on the operations, profits or business of PISC.

                 (c) Such election under subparagraph (a) or (b) above shall be made by giving Employee written notice to that effect by certified or registered mail at Employee's last known address, or by delivering such notice to Employee in person.

                 (d) The waiver by PISC of any such acts of Employee referred to in subparagraph (a) or (b) above shall not be construed as a waiver of any subsequent, similar or dissimilar breach by Employee.

         8.   Permanent Disability.

         The term "permanent disability" as used in this Agreement shall mean six (6) months of substantially continuous disability. Disability shall be deemed "substantially continuous" if, as a practical matter, Employee, by reason of mental or physical health, is unable to sustain reasonably long periods of substantial performance of his duties. Frequent long illnesses, though different from the preceding illness and though separated by relatively short periods of performance shall be deemed to be "substantially continuous." In the event of any dispute concerning the "permanent disability" of Employee, then PISC and Employee shall each select a doctor authorized to practice medicine in the State of Hawaii, the two doctors so selected shall select a third doctor and the three doctors shall examine Employee. The determination of a majority of the three doctors concerning whether or not Employee is "permanently disabled" as provided in this paragraph shall be conclusive and binding upon the parties. The aforesaid selection shall be made within thirty
(30) days after notice to PISC by Employee that he disputes PISC's determination that he is permanently disabled and the physical examinations and determinations of the doctors shall be rendered within sixty (60) days thereafter. In the event that either PISC or Employee fails to select a doctor within the prescribed period, then they shall be deemed to have waived such right and the determination hereunder regarding disability shall be made by the sole doctor selected. During any period of disability, Employee's base salary shall be reduced by any payments Employee received under his disability insurance policy.




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         9.  Termination Without Cause.

         In the event Employee's employment with the Company is terminated without cause, Employee shall be entitled to recover, as his sole remedy for any breach of this Agreement or for any other claim relating thereto as liquidated damages, the salary he would have been entitled to receive during the remaining term of this Agreement as set forth in Section 2 hereof had this Agreement continued until its expiration date, in the installments and at the times provided in Section 2 hereof, and nothing else.

         10. Noncompete.

         During the term of this Agreement, Employee shall not, without the prior written consent of PISC, directly or indirectly own, manage, operate, control, be employed by, or agree to become employed by, or connected in any manner with the ownership, management, operation or control of, any person, firm, corporation or other entity in the vehicle rental business in the State of Hawaii.

         11. Notices.

         All notice necessary or appropriate under this Agreement shall be effective when personally delivered or when deposited in the United States mail postage prepaid, certified or registered, return receipt requested, and addressed to the last known address of the party to whom such notice is given.

         12. Law.

         This Agreement is subject to and shall be governed solely by the laws of the State of Hawaii.

         13. Severability.

         The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all aspects as if such invalid or unenforceable provision were omitted.

         14. Arbitration.

         If any claim, dispute or controversy should arise between PISC and Employee with respect to their obligations under, any alleged breach of, or the interpretation of, this Agreement, either PISC or Employee may demand that the dispute be settled by arbitration before a single arbitrator in Honolulu, Hawaii, in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor. The award of the arbitrator shall be final and binding and judgment upon




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the award may be entered in accordance with Hawaii Revised Statutes Chapter
658, as amended, in any court having jurisdiction thereof. This procedure shall be the exclusive means of settling any disputes that may arise under this Agreement. The costs of arbitration shall be shared equally between the parties, with each party being responsible for its/his attorneys' fees and witness expenses.

         Executed at Honolulu, Hawaii, as of the date first above written.





                                       PACIFIC INTERNATIONAL SERVICES
                                       CORP.


                                       By /s/ ALAN ROBIN
                                          ____________________________________
                                          Its President

                                                                         "PISC"

                                       /s/ RICHARD BAUMAN
                                       ---------------------------------------
                                       RICHARD BAUMAN
                                                                    "Employee"




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